UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

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TITAN ENERGY WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

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Nevada	26-0063012
(State of incorporation)	(I.R.S. Employer Identification No.)

6321 Bury Dr. Suite 8

Eden Prairie, MN 55346

(Address of principal executive offices)

(619) 988-5869

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 2, 2014, Steller Energy Services (doing business as Titan Energy Systems) (“Stellar”), a wholly-owned subsidiary of Titan Energy Worldwide, Inc., a Nevada corporation (the “Company”), repaid $1,435,449.79 (the “Payoff Amount”) to Harborcove Financial Services LLC (“Harborcove”) in full satisfaction of the total outstanding principal, all accrued and unpaid interest thereon and all other fees owed to Harborcove under an accounts receivable facility. Upon payment in full of the Payoff Amount, (i) all Harborcove liens on and security interests in the assets of Stellar and Grove Power, Inc., a wholly-owned subsidiary of the Company (“Grove Power”), were released, discharged and terminated, and (ii) Stellar, and its respective designees were authorized, at Stellar’s sole cost and expense, to file such Uniform Commercial Code amendments and termination statements as they may deem appropriate or necessary to terminate any financing statements on record naming Stellar, Grove Power or any of their or the Company’s affiliates, as debtor, and Harborcove, as secured party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN ENERGY WORLDWIDE, inc.

Date: December 4, 2014	By:	/s/ Andrew Minkow
	Name:	Andrew Minkow
	Title:	Chief Financial Officer